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                                                                    Exhibit 14.1

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference of our audit report dated May 25, 2004 on the consolidated financial statements of ASAT Holdings Limited (the "Company"), as of and for the two years ended April 30, 2004 and 2003, appearing in the Annual Report on Form 20-F of ASAT Holdings Limited for the fiscal year ended April 30, 2004 into the Company's Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on February 13, 2001.



/s/ PricewaterhouseCoopers
Hong Kong
July 9, 2004